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                                                                      EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated August 11, 1998, included in and incorporated by reference in this Form 10-K for the year ended June 30, 1998, into the Company's previously filed Registration Statements on Form S-3 (Nos. 333-56929, 33-99210 and 333-3262) and Form S-8 (Nos. 33-88714 and 333-24263).



ARTHUR ANDERSEN LLP




St. Louis, Missouri,
   September 28, 1998